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                                                                    Exhibit 99.1

                              ACTV OPTION AGREEMENT

                           Dated as of August 18, 1999

      WHEREAS, THE TEXAS INDIVIDUALIZED TELEVISION NETWORK. INC., a Delaware corporation ("TexNet"), and DAVID REESE ("Holder") are parties to that certain Option Agreement dated as of March 14, 1997 (as amended January 14, 1998, the "TexNet Option Agreement"), granting to Holder the right and option to purchase 250,000 shares (the "TexNet Option Shares") of TexNet's Class B common stock, par value $.01 per share (the "TexNet Class B Stock"), at a price of $ 1.50 per TexNet Option Share;

      WHEREAS, Subsection 1(d) of the TexNet Option Agreement provides that the option granted thereunder to purchase the TexNet Option Shares may, after January 1, 1999, be exchanged, in whole or in part, for an option to purchase from ACTV. INC., a Delaware corporation ("ACTV"), an equal number of shares, i.e., 250,000 shares (the ACTV Option Shares"), of ACTV's common stock, par value $.10 per share (the "ACTV Common Stock"), at a price of $1.50 per ACTV Option Share;

      WHEREAS, the Holder desires to effect the foregoing exchange effective the date hereof on the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the receipt of $1.00 and other good and valuable consideration, the receipt of which is hereby acknowledged. TexNet, the Holder and ACTV hereby agree as follows:

      SECTION 1. Option to Purchase Common Stock.

      a. ACTV hereby grants to the Holder a fully-vested option (the "Option") to purchase from ACTV two hundred fifty thousand (250,000) ACTV Option Shares at a purchase price of $1.50 per ACTV Option Share (the "ACTV Option Price"). The "Option Period" shall commence on the date hereof and shall terminate in its entirety on (and shall thereupon cease to be exercisable, in any respect, from and after) March 14, 2007.

      b. Except as limited by Section 5 hereof, the Option may be exercised, in whole or part, by the Holder by delivery to ACTV, at any time during the Option Period, of a written notice (the "Option Notice"), which Option Notice shall state the Holder's intention to exercise the Option, the date on which the Holder proposes to purchase the ACTV Option Shares (the "Closing Date") and the number of ACTV Option Shares to be purchased on the Closing Date, which Closing Date shall be no later than 30 days nor earlier than 10 days following the date of the Option Notice. Upon receipt by ACTV of an Option Notice from the Holder, the Holder shall be obligated to purchase that number of ACTV Option Shares to be purchased on the Closing Date set forth in the Option Notice.

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      c. The purchase and sale of ACTV Option Shares acquired pursuant to the terms of this Option Agreement shall be made on the Closing Date at the offices of ACTV. Delivery of the stock certificate or other instrument registered in the name of the Holder, evidencing the ACTV Option Shares being purchased on the Closing Date, shall be made by ACTV to the Holder on the Closing Date against the delivery to ACTV of a certified or bank check in the full amount of the aggregate purchase price therefor.

      SECTION 2. Representations and Warranties of The Holder. The Holder hereby represents and warrants to ACTV that in the event the Holder acquires any ACTV Option Shares, such ACTV Option Shares will be acquired for his own account, for investment and not with a view to the distribution thereof. The Holder understands the ACTV Option Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and that they must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or the transaction is exempt from registration. The certificate or certificates representing any Option Shares shall bear the following restrictive legend:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT'), AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (ii) AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR ACTV, INC. ("ACTV"), THAT AN EXEMPTION FROM REGISTRATION FOR SUCH SALE, OFFER, TRANSFER, HYPOTHECATION OR OTHER ASSIGNMENT IS AVAILABLE UNDER THE SECURITIES ACT. IN ADDITION, THIS STOCK CERTIFICATE OF STOCK AND THE SHARES REPRESENTED HEREBY ARE HELD SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THAT CERTAIN AGREEMENT BY AND AMONG ACTV AND ITS SHAREHOLDERS DATED AS OF MARCH 6,1997. AS AMENDED, AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE TERMS AND PROVISIONS THEREOF. A COPY OF SUCH AGREEMENT WILL BE FURNISHED BY ACTV UPON WRITTEN REQUEST.

      SECTION 3. Reorganization; Mergers; Sales; Etc. If, at any time during the Option Period, there shall be any capital reorganization, reclassification of the ACTV Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a stock dividend or subdivision, split-up or combination of shares), the consolidation or merger of ACTV with or into another corporation or the sale of all or substantially all the properties and assets of ACTV as an entirety to any other corporation or person, the unexercised and fully vested portion of this Option shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of ACTV or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which the Holder

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would have been entititled if the Holder had held shares of ACTV Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. The provisions of this Section 3 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

      SECTION 4. Adjustment of Option Shares and Option Price.

            a. The number of ACTV Option Shares subject to this Option during the Option Period shall be cumulative as to all prior dates of calculation and shall be adjusted for any stock dividend, subdivision, split-up or combination of ACTV Common Stock.

            b. The Option Price shall be subject to adjustment from time to time as follows:

      If, at any time during the Option Period, the number of shares of ACTV Common Stock outstanding is altered by a stock dividend payable in shares of ACTV Common Stock or by a subdivision or split-up or combination of shares of ACTV Common Stock, then, immediately following the record date fixed for the determination of holders of shares of ACTV Common Stock entitled to receive such subdivision or split-up or combination, the Option Price shall be appropriately increased or decreased and the number of shares of ACTV Common Stock issuable upon the exercise hereof shall be increased or decreased, pursuant to the formula set forth in Section 4.c.

            c. Upon each adjustment of the Option Price pursuant to the provisions of this Section 4. the number of shares of ACTV Common Stock issuable upon the exercise hereof shall be adjusted to the nearest full share of ACTV Common Stock by multiplying a number equal to the Option Price in effect immediately prior to such adjustment by the number of shares of ACTV Common Stock issuable immediately prior to such adjustment and dividing the product so obtained by the adjusted Option Price.

      SECTION 5. Termination of the Options.

            a. Termination of Options in General. Subject to subsection 5(b), the Option granted hereby shall terminate and the Option shall no longer be exercisable in any respect after March 14, 2007.

            b. Option Rights Upon Death, Disability, Resignation. If the Holder dies or becomes disabled while employed by ACTV or resigns from ACTV's employment prior to his complete exercise of the Option, the Holder (or his heirs) may exercise his Option at any time during the Option Period, to the extent that the Holder was entitled to exercise the Option at the date such of such event.

            SECTION 6. Transfer of Option; Successors and Assigns. This Agreement (including the Option) and all rights hereunder shall not be transferable at any time without the prior written consent of ACTV. This Agreement and all the rights
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hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors, approved assigns and approved transferees.

            SECTION 7. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            If to ACTV, to:

            ACTV, Inc.
            Attn: Day L. Patterson,
                  Law Department
            1270 Avenue of the Americas
            New York, NY 10020

            If to TexNet, to:

            The Texas Individualized Television Network, Inc.
            Attn: Day L. Patterson,
                  Law Department
            1270 Avenue of the Americas
            New York, NY 10020

            And if to the Holder, to:

            Mr. David Reese
            30 Maclay Road
            Montville, NJ 07045

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. If mailed as aforesaid, any such communications shall be deemed to have given on the third business day following the day on which the piece of mail containing such communication is posted.

            SECTION 8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

            SECTION 9. Entire Agreement. This Agreement (i) contains the entire agreement between ACTV and the Holder with respect to the transactions contemplated herein, (ii) supercedes and replaces the TexNet Option Agreement, which agreement shall be deemed terminated hereby as of, and of no further force or effect from and after, the date hereof, and (iii) supersedes all previously written or oral negotiations, commitments, representations and agreements.

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      SECTION 10. Amendments and Modifications. This Agreement, or any provision hereof, may not be amended, changed or modified without the prior written consent of each of ACTV and the Holder; provided, that clause (ii) of Section 9 hereof may not be amended or modified in any respect without the prior written consent of all of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Option Agreement to be executed and delivered as of the date first set forth above.

                                                   ACTV, INC.

                                                   By: /s/ Day L. Patterson
                                                       -------------------------
                                                           Day L. Patterson,
                                                           Sr. Vice President
                                                           and General Counsel

                                                   THE TEXAS INDIVIDUALIZED
                                                   TELEVISION NETWORK, INC.

                                                   By: /s/ Christopher C. Cline
                                                       -------------------------
                                                           Christopher C. Cline,
                                                           Secretary/Treasurer

AGREED TO ACCEPTED BY HOLDER:

/s/ David Reese
---------------
  DAVID REESE

  ("Holder")